UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2021

INVITAE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 16th Street, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

(415) 374-7782

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	The New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 6, 2021, among Invitae Corporation (the “Company”), Cayman Merger Sub A Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub A”), Cayman Merger Sub B LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub B”), Ciitizen Corporation, a Delaware corporation (“Ciitizen”), and Fortis Advisors LLC, solely in its capacity as the representative, exclusive agent and attorney-in-fact of the holders (the acquisition transaction contemplated by the Merger Agreement, the “Ciitizen Transaction”), the Company will issue approximately 7,070,000 shares of its common stock, $0.0001 par value per share (“Common Stock”), on the closing date of the Ciitizen Transaction, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). The Company is relying on this exemption from registration based in part on representations that will be made by stockholders of Ciitizen receiving shares of Common Stock in the Ciitizen Transaction.

In addition, on July 19, 2021, the Company issued 988,751 shares of Common Stock, which included 169,330 shares subject to a 12-month holdback and 461,809 shares of deferred stock consideration, pursuant to that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), dated July 19 2021, among the Company, Kamal Gogineni and Rakesh Patel (together, the “Sellers”), and Kamal Gogineni, as Sellers’ representative, pursuant to which the Company acquired 100% of the membership interests of Medneon LLC, a Delaware limited liability company (“Medneon” and such transaction, the “Medneon Transaction”). The shares of Common Stock issued in the Medneon Transaction were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the of the Securities Act. The Company relied on this exemption from registration based in part on representations that were made by the Sellers.

Item 7.01	Regulation FD Disclosure.

On September 7, 2021, the Company issued a press release announcing the Ciitizen Transaction. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In addition, on September 7, 2021, the Company distributed an investor presentation which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01	Other Events.

Merger Agreement

On September 6, 2021, the Company, Merger Sub A, Merger Sub B, Ciitizen, and Fortis Advisors LLC entered into the Merger Agreement pursuant to which, among other things and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, the Company will acquire 100% of the fully diluted equity of Ciitizen. Pursuant to the Merger Agreement, Merger Sub A will merge with and into Ciitizen, with Ciitizen surviving the merger and continuing as a wholly-owned subsidiary of the Company (the “Reverse Merger”) and, promptly following the Reverse Merger, Ciitizen will merge with and into Merger Sub B, with Merger Sub B surviving the merger and continuing as a wholly-owned subsidiary of the Company (the “Forward Merger” and, together with the Reverse Merger, the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The aggregate consideration for the Merger will be approximately $325 million (subject to adjustment), consisting of approximately $125 million in cash and approximately 7,070,000 shares of Common Stock (based upon a trailing average closing price prior to the date of the Merger Agreement). The consideration to be paid on the closing date is subject to closing-related adjustments based on Ciitizen’s cash, debt, net working capital and other expenses at the closing of the Merger. Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger, (i) each outstanding share of Ciitizen capital stock will be converted into the right to receive the number of shares of

Common Stock (for consenting accredited stockholders of Ciitizen) and a cash payment (for all stockholders of Ciitizen) as specified in the Merger Agreement, (ii) each outstanding and unexercised Ciitizen stock option will be converted into the right to receive a cash payment as specified in the Merger Agreement, and (iii) each outstanding and unexercised Ciitizen warrant will be converted into the right to receive a cash payment as specified in the Merger Agreement. No fractional shares will be issued in connection with the Merger and any shares issuable to a single holder on a particular date will be aggregated and rounded up to the nearest whole number.

Closing Conditions; Closing Date

The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of various conditions set forth in the Merger Agreement, including, but not limited to (i) the accuracy of the representations and warranties of each party contained in the Merger Agreement (subject to certain materiality qualifications), (ii) each party’s compliance with or performance of the covenants and agreements in the Merger Agreement in all material respects, and (iii) execution of employment and non-competition agreements with the Company by certain employees of Ciitizen. The Merger is expected to close within the month of September 2021, subject to customary closing conditions.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties by the Company and Ciitizen. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of Ciitizen between signing and closing. The Merger Agreement restricts Ciitizen’s ability to participate in any discussions or negotiations with any third party with respect to any alternative transaction.

Termination

The Merger Agreement contains termination rights for the Company and Ciitizen, including if the Merger is not consummated within 60 days after the date of the Merger Agreement, which may be extended by the mutual consent of the Company and Ciitizen.

Registration Rights Agreement

In connection with the Ciitizen Transaction, the Company will enter into a Registration Rights Agreement with certain stockholders of Ciitizen (the “Registration Rights Agreement”), pursuant to which the Company will register for resale on Form S-3 the shares of Common Stock to be issued in the Merger. The Registration Rights Agreement provides that such registration rights will expire at such time as such shares of Common Stock have been disposed of pursuant to the resale registration statement or pursuant to Rule 144, or as to any holder when all of such holder’s shares may be sold pursuant to Rule 144 without limitation as to manner of sale restrictions or volume limitation.

RSU Agreements

In connection with the Ciitizen Transaction, the Company will grant restricted stock units for an aggregate of up to approximately 8,125,000 shares of Common Stock (the “Inducement Awards”), or approximately $225 million in Inducement Awards (based upon a trailing average closing price prior to the date of the Merger Agreement), to certain employees of Ciitizen in connection with and as an inducement to their post-closing employment by the Company (each, a “Continuing Employee”), pursuant to time-based restricted stock unit award agreements (the “RSU Agreements”). Under the RSU Agreements, the Company will issue shares of Common Stock to the Continuing Employees at such times, and upon such conditions (including with respect to the vesting of such shares), as are set forth therein.

The Inducement Awards will be granted as inducement awards in compliance with New York Stock Exchange Rule 303A.08 and pursuant to a pool solely for inducement awards established under the Invitae Corporation 2015 Stock Incentive Plan, which pool is being amended to increase the available shares of Common Stock in connection with the Ciitizen Transaction.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this Current Report on Form 8-K, other than purely historical information, are “forward-looking statements.” All statements, other than statements of historical facts, included in or incorporated by reference into this Current Report on Form 8-K regarding future operations, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the structure, timing and expected completion of the proposed Ciitizen Transaction. The Company may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with the ability to consummate the proposed Ciitizen Transaction. The Company disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Invitae Corporation, dated September 7, 2021.

99.2	Investor Presentation, dated September 7, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2021

INVITAE CORPORATION

By:	/s/ Yafei (Roxi) Wen

Name:	Yafei (Roxi) Wen
Title:	Chief Financial Officer